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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Abbott Laboratories
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Cover:

At birth, Eunice Choi of Hong Kong weighed considerably less than most full-term babies. Her doctor recommended she be given NeoSure®, a special infant formula designed for low-birth-weight babies. She has since gained weight at a healthy, normal level. "It gives me peace of mind knowing that NeoSure® takes care of my daughter's nutritional needs," said Eunice's mother.

Your Vote
Is Important

Please sign and promptly return your
proxy in the enclosed envelope or vote
your shares by telephone or using the Internet.

Notice of Annual Meeting
of Shareholders

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 25, 2003, at 9:00 a.m. for the following purposes:

•
To elect thirteen directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on the proxy card);

•
To ratify the appointment of Deloitte & Touche LLP as auditors of Abbott for 2003 (Item 2 on the proxy card); and

•
To transact such other business as may properly come before the meeting, including consideration of a shareholder proposal on Executive Compensation, if it is presented at the meeting (Item 3 on the proxy card).

The board of directors recommends that you vote FOR Items 1 and 2 on the proxy card.

The board of directors recommends that you vote AGAINST Item 3 on the proxy card.

The close of business February 26, 2003, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you. Due to space limitations, reservation forms must be received before April 18, 2003. An admission card admits no more than two people.

By order of the board of directors.

JOSE M. DE LASA
 Secretary

March 11, 2003

Abbott Laboratories

Proxy Statement

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 25, 2003, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 11, 2003.

Information about the Annual Meeting

Who Can Vote

Shareholders of record at the close of business on February 26, 2003 will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2003, Abbott had 1,563,417,573 outstanding common shares, which are Abbott's only outstanding voting securities. All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. The bylaws provide that a shareholder may authorize no more than two persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting by telephone or the Internet can be found with your proxy card.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or, at any time prior to the meeting:

•
by delivering a written notice to the secretary of Abbott,
•
by delivering an authorized proxy with a later date, or
•
by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 13 nominees named in Item 1 on the proxy card. Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the board of directors, or for fewer than 13 nominees if, in the judgment of the proxy holders, such action is necessary or desirable. The persons named in the proxy may also decide to vote shares cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), although they have no present intention of doing so.

Where a shareholder has specified a choice for or against the ratification of the appointment of Deloitte & Touche LLP as auditors, or the approval of the shareholder proposal, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified, the proxy will be voted FOR ratification of Deloitte & Touche LLP as auditors and AGAINST the shareholder proposal.

The board of directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on that matter, although these shares may be considered present and entitled to vote for other purposes. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, at an estimated cost of $17,500 plus reimbursement for reasonable out-of-pocket expenses.

Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

•	where disclosure may be required by law or regulation,
•	where disclosure may be necessary in order for Abbott to assert or defend claims,
•	where a shareholder provides comments with a proxy,
•	where a shareholder expressly requests disclosure,
•	to allow the inspectors of election to certify the results of a vote, or
•	in other limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the board of directors.

Information Concerning Security Ownership

On January 31, 2003, the Abbott Laboratories Stock Retirement Trust, c/o Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, held 89,339,591 of Abbott's common shares (approximately 5.7 percent of the outstanding common shares). These shares were held for the individual accounts of approximately 44,082 employees and other plan participants who participate in the Abbott Laboratories Stock Retirement Plan. The Stock Retirement Trust is administered by both a trustee and three co-trustees. The trustee of the Trust is Putnam Fiduciary Trust Company. The co-trustees are T. C. Freyman, T. C. Kearney, and T. M. Wascoe, officers of Abbott. The voting power with respect to the shares owned by the Trust is held by and shared between the co-trustees and the participants. The co-trustees must solicit voting instructions from the participants and follow the voting instructions they receive. The co-trustees may use their own discretion with respect to those shares for which no voting instructions are received. The individual participants have investment power over these shares, as provided by the terms of the Trust. The Trust Agreement is of unlimited duration. The co-trustees are also fiduciaries for certain other employee benefit trusts maintained by Abbott and have shared voting and/or investment power with respect to the 3,225,905 common shares (approximately .2 percent of the outstanding shares of Abbott) held by those trusts.

Information Concerning Nominees for Directors (Item 1 on Proxy Card)

Thirteen directors are to be elected to hold office until the next Annual Meeting or until their successors are elected. All of the nominees are currently serving as directors. D. A. Jones will retire as a director following the Annual Meeting and is not standing for reelection.

Nominees for Election as Directors

Roxanne S. Austin                                    Age 42                                 Director since 2000

President and Chief Operating Officer, DIRECTV, Inc., El Segundo, California
(Digital Satellite Television Service Provider)

Mrs. Austin was elected president and chief operating officer of DIRECTV, Inc. in June 2001. Mrs. Austin also serves as executive vice president of Hughes Electronics Corporation and is a member of its executive committee. From 1997 to June 2001, Mrs. Austin was the corporate senior vice president and chief financial officer of Hughes Electronics Corporation. Mrs. Austin served as Hughes Electronics' vice president, treasurer, chief accounting officer and controller from December 1996 to July 1997, as its vice president, treasurer, and controller from July 1996 to December 1996, and as its vice president and controller from July 1993 to July 1996. Prior to joining Hughes, Mrs. Austin was a partner at the accounting firm Deloitte and Touche. Mrs. Austin earned her B.B.A. degree in accounting from the University of Texas at San Antonio. She is a member of Financial Executives International, the California State Society of Certified Public Accountants, and the American Institute of Certified Public Accountants, and serves on the board of trustees of the California Science Center. Mrs. Austin serves on the board of directors of PanAmSat Corporation and Target Corporation.

H. Laurance Fuller                                    Age 64                                 Director since 1988

Retired Co-Chairman of the Board, BP Amoco, p.l.c., London, United Kingdom
(Integrated Petroleum and Chemicals Company)

Mr. Fuller was elected president of Amoco Corporation in 1983 and chairman and chief executive officer in 1991. As the result of the merger of British Petroleum, p.l.c. and Amoco effective December 31, 1998, he became co-chairman of BP Amoco, p.l.c. He retired from that position in April 2000. He is a director of Cabot MicroElectronics Corporation, J. P. Morgan Chase and Co., Motorola, Inc., and the Rehabilitation Institute of Chicago, and a trustee of The Orchestral Association and Cornell University.

Richard A. Gonzalez                                Age 49                                 Director since 2001

President and Chief Operating Officer, Medical Products Group, Abbott Laboratories

Mr. Gonzalez was elected Abbott's president and chief operating officer, medical products group in 2001. He served as executive vice president, medical products from 2000 to 2001, as senior vice president, hospital products from 1998 to 2000, and as vice president, Abbott HealthSystems division from 1995 to 1998. Mr. Gonzalez joined Abbott in 1977. He received his bachelor's degree in biochemistry from the University of Houston and his master's degree in biochemistry from the University of Miami. He serves on the board of directors of the John G. Shedd Aquarium and the Lyric Opera of Chicago.

Jack M. Greenberg                                  Age 60                                 Director since 2000

Retired Chairman and Chief Executive Officer, McDonald's Corporation, Oak Brook, Illinois (Developer, Operator, and Franchisor of a Worldwide System of Restaurants)

At the end of 2002, Mr. Greenberg retired as chairman and chief executive officer of McDonald's Corporation. He had served as McDonald's chairman since May 1999 and as its chief executive officer since August 1998. Mr. Greenberg served as McDonald's president from August 1998 to May 1999, and as its vice-chairman from December 1991 to 1998. Mr. Greenberg also served as chairman (from October 1996) and chief executive officer (from July 1997) of McDonald's USA until August 1998. Mr. Greenberg is a graduate of DePaul University's School of Commerce and School of Law. He is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society and the Chicago Bar Association. Mr. Greenberg is a member of the Council of the World Economic Forum and is a director of The Allstate Corporation. He is also a member of the board of trustees of Ronald McDonald House Charities, DePaul University, the Field Museum, and the Chicago Symphony Orchestra.

Jeffrey M. Leiden, M.D., Ph.D.                                      Age 47                                 Director since 1999

President and Chief Operating Officer, Pharmaceutical Products Group, Abbott Laboratories

Dr. Leiden was elected Abbott's president and chief operating officer, pharmaceutical products group in 2001. He served as executive vice president, pharmaceuticals and chief scientific officer from 2000 to 2001. From July 1999 until July 2000, Dr. Leiden was Elkan R. Blout Professor of Biological Sciences, Harvard School of Public Health and Professor of Medicine, Harvard Medical School. From 1992 until July 1999, he was the Frederick H. Rawson Professor of Medicine and Pathology and Chief of the Section of Cardiology at the University of Chicago. He is currently a member of the American Society of Clinical Investigation and the American Association of Physicians and serves on the board of directors of the Ravinia Festival, the Museum of Science and Industry, the Keystone Symposia, and the Penn Medicine Board of the University of Pennsylvania. In 2001, he was elected a fellow of the American Academy of Arts and Sciences and a member of the Institute of Medicine of the National Academy of Sciences.

The Rt. Hon. Lord Owen CH                  Age 64                                 Director since 1996

Executive Chairman of Global Natural Energy, p.l.c., London, United Kingdom
(Owner and operator of gasoline retailing sites)

David Owen is a British subject. He has been executive chairman of Global Natural Energy p.l.c. since 1995. He was a neurologist and Research Fellow on the Medical Unit of St. Thomas' Hospital, London, from 1965 through 1968 and a member of Parliament for Plymouth in the House of Commons from 1966 until he retired in May of 1992. In 1992, he was created a Life Peer and a Member of the House of Lords. In August of 1992, the European Union appointed him Co-Chairman of the International Conference on Former Yugoslavia. He stepped down in June of 1995. Lord Owen was Secretary for Foreign and Commonwealth Affairs from 1977 to 1979 and Minister of Health from 1974 to 1976. He also serves as chairman of Yukos International UK B.V.

Boone Powell Jr.                                        Age  66                                Director since 1985

Retired Chairman, Baylor Health Care System, Dallas, Texas

Mr. Powell had been associated with Baylor University Medical Center since 1980 when he was named president and chief executive officer. In August 2001, Mr. Powell retired from his position as Chairman of Baylor Health Care System. Prior to joining Baylor, he was president of Hendrick Medical Center in Abilene, Texas. He is a director of Comerica Bank-Texas, U.S. Oncology, and United Surgical Partners International and a fellow of the American College of Health Care Executives. Mr. Powell is a graduate of Baylor University. He received a master's degree in hospital administration from the University of California.

Addison Barry Rand                                Age 58                                 Director since 1992

Former Chairman and Chief Executive Officer, Avis Group Holdings, Inc., Garden City, New York (Automotive Transportation and Vehicle Management Services)

Mr. Rand served as chairman and chief executive officer of Avis Group Holdings, Inc. from November 1999 to March 2001. He served as executive vice president of Worldwide Operations, Xerox Corporation (a document processing, products and services company), from 1992 through 1998. Mr. Rand earned a bachelor's degree from American University and master's degrees in business administration and management sciences from Stanford University. He has also been awarded several honorary doctorate degrees. Mr. Rand serves as a director of Agilent Technologies and AT&T Wireless Services, Inc. He is also a member of the board of directors of the Urban Family Institute and a member of the Board of Trustees for Howard University. In 1993, he was elected to the National Sales/Marketing Hall of Fame.

W. Ann Reynolds, Ph.D.                          Age 65                                 Director since 1980

Director, Center for Community Outreach and Development, The University of Alabama at Birmingham, Birmingham, Alabama

In 2002, Dr. Reynolds became director, Center for Community Outreach and Development and stepped down as president of The University of Alabama at Birmingham, having served as the university's president since 1997. From 1990 to 1997, Dr. Reynolds served as chancellor of The City University of New York. Prior to that, she served as chancellor of The California State University, chief academic officer of Ohio State University and associate vice chancellor for research and dean of the graduate college of the University of Illinois Medical Center. She also held appointments as professor of anatomy, research professor of obstetrics and gynecology, and acting associate dean for academic affairs at the University of Illinois College of Medicine. Dr. Reynolds is a graduate of Emporia State University (Kansas) and holds M.S. and Ph.D. degrees in zoology from the University of Iowa. She is also a director of Humana Inc., Maytag Corporation and Owens-Corning.

Roy S. Roberts                                           Age 63                                Director since 1998

Retired Group Vice President, North American Vehicle Sales, Service and Marketing, General Motors Corporation, Detroit, Michigan (Manufacturer of Motor Vehicles)

Mr. Roberts was elected group vice president for North American Vehicle Sales, Service and Marketing of General Motors Corporation in October 1998 and served in that position until April 2000 when he retired. He was vice president and general manager in charge of Field Sales, Service and Parts for the Vehicle Sales, Service and Marketing Group from August 1998 to October 1998, general manager of the Pontiac-GMC Division from February 1996 to October 1998, and general manager of the GMC Truck Division from October 1992 to February 1996. Mr. Roberts first joined General Motors Corporation in 1977 and became a corporate officer of General Motors Corporation in April 1987. Mr. Roberts earned a bachelor's degree from Western Michigan University. He serves as a director of Burlington Northern Santa Fe Corporation; as Trustee Emeritus at Western Michigan University; as president and on the National Board of Directors for the Boy Scouts of America; and on the National Board of The College Fund/UNCF.

William D. Smithburg                                Age 64                                 Director since 1982

Retired Chairman, President and Chief Executive Officer, The Quaker Oats Company, Chicago, Illinois (Worldwide Food Manufacturer and Marketer of Beverages and Grain-Based Products)

Mr. Smithburg retired from Quaker Oats in October 1997. Mr. Smithburg joined Quaker Oats in 1966 and became president and chief executive officer in 1981, and chairman and chief executive officer in 1983 and also served as president from November 1990 to January 1993 and again from November 1995. Mr. Smithburg was elected to the Quaker board in 1978 and served on its executive committee until he retired. He is a director of Northern Trust Corporation and Corning Incorporated. He is a member of the board of trustees of Northwestern University. Mr. Smithburg earned a B.S. degree from DePaul University and an M.B.A. degree from Northwestern University.

John R. Walter                                             Age 56                                Director since 1990

Retired President and Chief Operating Officer, AT&T Corporation, Basking Ridge, New Jersey (Telecommunications Company); and Former Chairman and Chief Executive Officer, R. R. Donnelley & Sons Company, Chicago, Illinois (Printing Company)

Mr. Walter served as president and chief operating officer of AT&T Corporation from October 1996 to July 1997. Prior to that time, he was chairman, president and chief executive officer of R. R. Donnelley & Sons Company, a printing company. He was elected chairman of the board and chief executive officer in 1989 and president in 1987. He holds a bachelor's degree from Miami University of Ohio. Mr. Walter serves as a director of Deere & Company, Manpower, Inc., Applied Graphics Technologies and SNP Corporation of Singapore. He is a trustee of Northwestern University and a director of Evanston Northwestern Healthcare and Steppenwolf Theatre.

Miles D. White                                             Age 47                                Director since 1998

Chairman of the Board and Chief Executive Officer, Abbott Laboratories

Mr. White has served as Abbott's chairman of the board and chief executive officer since 1999. He served as an executive vice president of Abbott from 1998 to 1999, as senior vice president, diagnostics operations from 1994 to 1998, and as vice president, diagnostics systems operations from 1993 to 1994. Mr. White joined Abbott in 1984. He received both his bachelor's degree in mechanical engineering and M.B.A. degree from Stanford University. He serves on the board of trustees of The Culver Educational Foundation, The Field Museum in Chicago, the Joffrey Ballet of Chicago, and Northwestern University and on the board of directors of the Federal Reserve Bank of Chicago.

Committees of the Board of Directors

The board of directors, which held eight meetings in 2002, has five committees established in Abbott's bylaws: the executive committee, audit committee, compensation committee, nominations and board affairs committee, and public policy committee. Each of the members of the audit committee, compensation committee, nominations and board affairs committee and public policy committee meets the New York Stock Exchange listing standards for independence.

The executive committee, whose members are M. D. White, chairman, H. L. Fuller, D. A. Jones, W. A. Reynolds, and W. D. Smithburg, did not hold any meetings in 2002. This committee may exercise all the authority of the board in the management of Abbott, except for matters expressly reserved by law for board action.

The audit committee, whose members are W. A. Reynolds, chair, R. S. Austin, D. A. L. Owen, B. Powell Jr., and J. R. Walter, held seven meetings in 2002. This committee provides advice and assistance regarding accounting, auditing, and financial reporting practices of Abbott. Each year, it appoints a firm of independent public accountants to serve as Abbott's auditors. The audit committee reviews with such auditors the scope and results of their audit, fees for services, and independence in servicing Abbott. The committee also meets with Abbott's internal auditors to evaluate the effectiveness of the work they perform. The committee is governed by a written charter, a copy of which is attached as Exhibit A to this proxy statement. Each of the members of the audit committee is independent and financially literate, as required of audit committee members by the New York Stock Exchange. A copy of the report of the audit committee is on page 18.

The compensation committee, whose members are H. L. Fuller, chairman, J. M. Greenberg, B. Powell Jr., A. B. Rand, and W. D. Smithburg, held three meetings in 2002. This committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs. A copy of the report of the compensation committee is on pages 11 and 12.

The nominations and board affairs committee, whose members are D. A. Jones, chairman, J. M. Greenberg, D. A. L. Owen, A. B. Rand, and R. S. Roberts, held three meetings in 2002. This committee develops general criteria regarding the qualifications and selection of board members and officers, recommends candidates for such positions to the board of directors, advises the board of directors with respect to the conduct of board activities, and assists the board in the evaluation of the board's own performance and the performance of the chairman of the board and chief executive officer. A shareholder may recommend persons as potential nominees for director by complying with the procedures on page 20.

The public policy committee, whose members are W. D. Smithburg, chairman, D. A. Jones, W. A. Reynolds, R. S. Roberts, and J. R. Walter, held three meetings in 2002. This committee has an advisory role with respect to public policy, regulatory, and governmental affairs issues that affect Abbott.

The average attendance of all directors at board and committee meetings in 2002 was 96 percent.

Compensation of Directors

Abbott employees are not compensated for serving on the board or board committees. Abbott's non-employee directors are compensated for their service under the Abbott Laboratories Non-Employee Directors' Fee Plan and the Abbott Laboratories 1996 Incentive Stock Program.

Under the Abbott Laboratories Non-Employee Directors' Fee Plan, non-employee directors earn $6,667 for each month of service as director and $667 for each month of service as a chairman of a board committee. Fees earned under this Plan are paid in cash to the director, paid in the form of non-qualified stock options (based on an independent appraisal of their fair market value), or deferred (as a non-funded obligation of Abbott or paid into a grantor trust established by the director) until payments commence (generally at age 65 or upon retirement from the board of directors). The director may elect to have deferred fees credited to either a guaranteed interest account at the prime rate plus 2.25 percent or to a stock equivalent account that earns the same return as if the fees were invested in Abbott stock. If necessary, Abbott contributes funds to a director's trust so that as of year-end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the value of Abbott common stock. Abbott pays the director for any tax owed on the income earned by the trust or any supplemental contribution to the trust by Abbott.

Under the Abbott Laboratories 1996 Incentive Stock Program, each non-employee director who is elected to the board of directors at the annual shareholder meeting earns a restricted stock award with a fair market value on the date of the award closest to, but not exceeding $65,000. In 2002, this was 1,206 shares. The non-employee directors are entitled to vote these shares and receive all dividends paid on the shares. The shares are nontransferable prior to termination, retirement from the board, death, or a change in control of Abbott.

Security Ownership of Executive Officers and Directors

The table below reflects the number of common shares beneficially owned by the chief executive officer and the four other most highly paid executive officers (the "named officers"), the directors, and all directors and executive officers of Abbott as a group as of January 31, 2003. It also reflects the number of equivalent stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan.

Name	Shares Beneficially Owned, Excluding Options (1)(2)	Equivalent Stock Units

Roxanne S. Austin	3,635	0

William G. Dempsey	158,669	0

Thomas C. Freyman	171,164	0

H. Laurance Fuller	31,425	40,308

Richard A. Gonzalez	271,841	0

Jack M. Greenberg	3,635	0

David A. Jones	298,405	111,729

Jeffrey M. Leiden, M.D., Ph.D.	223,793	0

The Lord Owen CH	10,645	5,160

Boone Powell Jr.	32,728	66,057

Addison Barry Rand	18,473	0

W. Ann Reynolds, Ph.D.	31,975	62,809

Roy S. Roberts	8,283	0

William D. Smithburg	49,907	92,972

John R. Walter	24,367	26,178

Miles D. White	537,670	0

All directors and executive officers as a group (3)(4)	2,863,984	405,213

(1)
The table excludes unexercised option shares which are exercisable within 60 days after January 31, 2003, as follows: R. S. Austin, 6,267; W. G. Dempsey, 390,542; T. C. Freyman, 260,216; H. L. Fuller, 34,375; R. A. Gonzalez, 609,975; J. M. Greenberg, 10,720; J. M. Leiden, 416,667; D. A. L. Owen, 17,862; A. B. Rand, 3,896; W. A. Reynolds, 35,059; R. S. Roberts, 22,014; W. D. Smithburg, 33,203; J. R. Walter, 31,602; M. D. White, 1,879,294; and all directors and executive officers as a group, 5,802,382.

(2)
The table includes the shares held in the officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: W. G. Dempsey, 9,492; T. C. Freyman, 15,070; R. A. Gonzalez, 16,043; J. M. Leiden, 445; M. D. White, 13,098; and, all executive officers as a group, 158,398. Each officer has shared voting power and sole investment power with respect to the shares held in his account.

(3)
As described under "Information Concerning Security Ownership" on page 3, certain executive officers of Abbott are fiduciaries of several employee benefit trusts maintained by Abbott. As such, they have shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2003, these trusts owned a total of 92,565,496 (5.9%) of the outstanding shares of Abbott.

(4)
Excluding the shared voting and/or investment power over the shares held by the trusts described in footnote 3, the directors and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.

Executive Compensation

Report of the Compensation Committee

The Compensation Committee of the Board of Directors is composed entirely of directors who have never been employees of the corporation. The committee is responsible for setting and administering the policies and programs that govern annual compensation, long-term incentives and stock ownership programs.

The foundation of the executive compensation program is based on principles designed to align compensation with the corporation's business strategy, values and management initiatives. The program:

  •
  Integrates compensation programs which link total shareholder return with both the corporation's annual and long-term strategic planning and measurement processes.

  •
  Supports a performance-oriented environment that rewards actual performance that is related to both goals and performance of the corporation as compared to that of industry performance levels.

  •
  Helps attract and retain key executives who are critical to the long-term success of the corporation.

The key components of the compensation program are base salary, annual incentive award, and long-term incentive awards comprised of equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance, offers the opportunity to earn above average rewards when merited by individual and corporate performance and links management's interest in the corporation with the interest of all shareholders.

The marketplace is defined by comparing the corporation to a group of major corporations with similar characteristics, including industry and technology emphasis. These companies are included in the Standard and Poor's Health Care-500. A select group of non-healthcare companies chosen for size and performance comparability to the corporation is used as a secondary source of comparison.

Using compensation survey data from the comparison groups, a target for total compensation and each of its elements—base, incentive and long-term equity-based compensation—is established. The intent is to deliver competitive total compensation that varies appropriately based on the corporation's relative performance. To achieve this objective, a substantial portion of executive pay is delivered through performance-related variable compensation programs which are based upon achievement of the corporation's goals. Each year the committee reviews the elements of executive compensation to ensure that the total compensation program, and each of its elements, meets the overall objectives discussed above.

In 2002, total compensation was paid to executives based on individual performance and on the extent to which the business plans for the corporation and their areas of responsibility were achieved or exceeded. Base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience and potential for advancement as well as by the performance of the corporation. Annual bonuses for 2002 were adjusted to reflect company performance. While many aspects of performance can be measured in financial terms, the committee also evaluated the success of the management team in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees, and the exercise of leadership within the industry and in the communities that Abbott serves. All of these factors were collectively taken into account by management and the compensation committee in determining the appropriate level of base compensation and annual increases.

The Abbott Performance Incentive Plan (PIP) and Management Incentive Plan (MIP) are designed to reward executives when the corporation achieves certain financial objectives and when each executive's area of responsibility meets its predetermined goals. These goals include financial elements such as consolidated net earnings, profitability, total sales and earnings per share, and non-financial elements such as the achievement of selected strategic goals and the successful development of human resources, including Abbott's diversity initiative. Each year, individual base award allocations are established for PIP participants as a percentage of consolidated net earnings. For 2002, each PIP participant's final award allocation was based on the committee's overall assessment of each participant's achievement of the predetermined goals discussed above.

Each year, individual incentive targets are established for MIP participants based on competitive survey data from the group of companies discussed above. As noted above, awards are paid at levels commensurate with performance of the company relative to peer group companies. Under the MIP, 40% of a participant's target incentive award is attributable to corporate performance. Only one-half (20%) of this target was awarded to participants for 2002 as the corporation did not meet its predetermined financial goals. The remainder of the incentive award is based on the committee's overall assessment of each participant's achievement of the predetermined goals discussed above.

To motivate and reward its executives and managers and to directly align key employee and shareholder interests, the corporation has provided long-term incentives in the form of equity participation for many years. Grants of stock options, replacement stock options and restricted stock awards are important parts of this relationship. To ensure this objective is achieved, executives follow fixed stock ownership guidelines.

Targeted award ranges for stock options and restricted stock opportunities are determined taking into account competitive practice among the comparison companies noted above. Equity participation targets are set based on established salary ranges and level of performance. As noted above, the target ranges are established such that equity awards are appropriately scaled to the performance of the company within its peer group.

Actual individual awards are determined based on the established competitive target range and the committee's overall assessment of individual performance. The committee considers the amounts of options and restricted stock previously granted and the aggregate size of current awards in deciding to award additional options and restricted stock.

As described above and in light of the company's 2001 performance, in February, 2002 the committee granted Mr. White, the corporation's Chairman and Chief Executive Officer, a base salary increase of 3.5%, a stock option grant and an award of restricted stock.

As reflected in the corporation's financial statements, Abbott's performance in 2002 included an 8.6% growth in sales, and a 9.6% growth in diluted earnings per share, excluding nonrecurring charges. This performance did not meet the corporation's predetermined financial goals and bonus payments for the corporate officers were adjusted accordingly.

As part of the corporation's compensation plan for 2003, Mr. White and the other corporate officers did not receive merit salary increases.

It is the committee's policy to establish and maintain compensation programs for executive officers which operate in the best interests of the corporation and its stockholders in achieving the corporation's long-term business objectives. To that end, the committee continues to assess the impact of the Omnibus Budget Reconciliation Act of 1993 on its executive compensation strategy and takes action to assure that appropriate levels of deductibility are maintained.

Compensation Committee

H. L. Fuller, chairman, J. M. Greenberg, B. Powell Jr., A. B. Rand, and W. D. Smithburg.

Summary Compensation Table

The following table summarizes compensation earned in 2002, 2001 and 2000 by the named officers.

		Annual Compensation				Long-term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Restricted Stock Award(s) ($)(1)		Securities Underlying Options/ SARs (#)		All Other Compen- sation ($)

Miles D. White Chairman of the Board, Chief Executive Officer and Director	2002 2001 2000	$1,497,388 1,445,662 1,390,961	$1,250,000 2,100,000 1,800,000	$66,068 104,247 68,881		$11,468,000 2,089,000 0	(2)	635,000 525,000 223,302 450,000	(4)	$74,869 68,719 63,946	(3) (3) (3)

Jeffrey M. Leiden, M.D., Ph.D. President and Chief Operating Officer, Pharmaceutical Products Group and Director(5)	2002 2001 2000	807,408 619,569 276,346	680,000 700,000 555,000	65,854 17,837 114,340	(6)	8,314,300 0 3,182,813	(2)	450,000 250,000 150,000		40,371 7,200 0	(3) (3)

Richard A. Gonzalez President and Chief Operating Officer, Medical Products Group and Director	2002 2001 2000	802,508 593,754 469,673	505,000 642,000 517,000	40,801 50,938 32,351		8,314,300 0 767,188	(2)	450,000 52,035 250,000 89,723 120,000 26,571	(4) (4) (4)	40,126 28,642 22,017	(3) (3) (3)

William G. Dempsey Senior Vice President, International Operations	2002 2001 2000	501,619 437,723 399,154	375,000 525,000 435,000	79,454 69,359 37,618		1,433,500 0 0	(2)	90,000 100,000 100,942 90,000 37,759	(4) (4)	25,081 20,897 18,453	(3) (3) (3)

Thomas C. Freyman Senior Vice President, Finance and Chief Financial Officer(7)	2002 2001 2000	493,327 372,843 252,376	375,000 364,000 232,000	11,265 972 2,374		1,433,500 492,450 0	(2)	90,000 100,000 55,075 40,000 2,214	(4) (4)	24,666 17,925 11,765	(3) (3) (3)

(1)
The number and value of restricted shares held as of December 31, 2002, respectively, were as follows:
M. D. White - 260,000 / $10,400,000;
J. M. Leiden - 220,000 / $8,800,000;
R. A. Gonzalez - 193,000 / $7,720,000;
W. G. Dempsey - 51,000 / $2,040,000; and
T. C. Freyman - 35,000 / $1,400,000.
The officers receive all dividends paid on these shares.

(2)
As required by the SEC, the value of these restricted stock awards is calculated by multiplying the closing market price ($57.34) on the date of their grant (February 15, 2002) by the number of restricted shares awarded.

(3)
These amounts are employer contributions made to the Stock Retirement Plan and made or accrued with respect to the 401(k) Supplemental Plan.

(4)
These options are replacement stock options. They are described in the table captioned "Options Granted in Last Fiscal Year" on page 14.

(5)
In July 2000, J. M. Leiden was elected Abbott's chief scientific officer and in August was elected its executive vice president, pharmaceuticals. During the first six months of 2000, he served as a non-employee director of Abbott and received $30,000 in fees and stock subject to certain restrictions on transfer having a market value of approximately $52,000 as compensation for that service. The table does not include these amounts. The compensation of Abbott's non-employee directors is described under "Compensation of Directors" on page 9.

(6)
This amount includes $52,257 in reimbursed relocation expenses in addition to those provided under Abbott's standard relocation policy.

(7)
In April 2001, T. C. Freyman became Abbott's senior vice president, finance and chief financial officer.

Stock Options

The following tables summarize the named officers' stock option activity during 2002.

Options Granted in Last Fiscal Year

Individual Grants					Potential Gain at Assumed Annual Rates of Stock Price Appreciation for Option Term (1):
Name	Number of Securities Underlying Options/ SARs Granted (#)(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh.)	Expiration Date	5% ($)	10% ($)

Miles D. White	635,000(3)	2.6%	$57.06	02/14/12	$22,786,802	$57,746,230

Jeffrey M. Leiden, M.D., Ph.D.	450,000(3)	1.8%	57.06	02/14/12	16,148,127	40,922,525

Richard A. Gonzalez	450,000(3)	1.8%	57.06	02/14/12	16,148,127	40,922,525
Replacement Options:	2,225 6,285 1,076 18,622 23,827	0.0% 0.0% 0.0% 0.1% 0.1%	54.33 54.33 54.33 54.33 54.33	04/27/05 02/08/06 02/13/07 02/12/08 02/10/10	19,054 69,635 15,441 331,174 599,861	40,013 149,384 33,978 748,026 1,429,947

William G. Dempsey	90,000(3)	0.4%	57.06	02/14/12	3,229,625	8,184,505

Thomas C. Freyman	90,000(3)	0.4%	57.06	02/14/12	3,229,625	8,184,505

Gain for all Shareholders at Assumed Rates for Appreciation (4):					$39,320,205,225	$99,645,120,087

(1)
These amounts assume hypothetical appreciation rates of 5% and 10% over the term of the option, as required by the SEC, and are not intended to forecast the appreciation of the stock price. No gain to the named officers will occur unless the price of Abbott's common shares exceeds the options' exercise price.

(2)
These options contain a replacement feature. When the option's exercise price is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with shares of Abbott's common stock, a replacement option is granted for the number of shares used to make that payment. The replacement option has an exercise price equal to the fair market value of Abbott's common stock on the date the replacement option is granted, is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option.

(3)
One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years.

(4)
Amounts were determined using total shares outstanding at December 31, 2002 of 1,563,068,102 and a December 31, 2002 closing market price of $40.00 per share.

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-end (#)	Value of Unexercised In-the-Money Options/ SARs at Fiscal Year-end ($)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Miles D. White	6,463	$32,767	1,342,627 / 1,135,000	$1,308,671 / $795,000

Jeffrey M. Leiden, M.D., Ph.D.	0	0	183,334 / 666,666	0 / 0

Richard A. Gonzalez	63,915	1,133,350	346,642 / 656,666	45,119 / 159,000

William G. Dempsey	0	0	297,209 / 186,666	287,296 / 159,000

Thomas C. Freyman	16,048	145,634	183,550 / 169,999	287,484 / 70,665

Pension and Retirement Arrangements

Abbott and certain subsidiaries maintain a defined benefit pension plan known as the Abbott Laboratories Annuity Retirement Plan covering most employees in the United States, age 21 or older. Pension benefits are generally based on service and eligible earnings for the 60 consecutive months within the final 120 months of employment for which eligible earnings were highest. Pension benefits are partially offset for Social Security benefits.

The following table shows the estimated annual benefits payable to employees upon normal retirement. The amounts shown are computed on a straight life annuity basis without giving effect to Social Security offsets and include supplemental benefits under a nonqualified supplemental pension plan.

Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35

$900,000	$303,750	$405,000	$472,500	$499,500	$499,500
1,100,000	371,250	495,000	577,500	610,500	610,500
1,300,000	438,750	585,000	682,500	721,500	721,500
1,500,000	506,250	675,000	787,500	832,500	832,500
1,700,000	573,750	765,000	892,500	943,500	943,500
1,900,000	641,250	855,000	997,500	1,054,500	1,054,500
2,100,000	708,750	945,000	1,102,500	1,165,500	1,165,500
2,300,000	776,250	1,035,000	1,207,500	1,276,500	1,276,500
2,500,000	843,750	1,125,000	1,312,500	1,387,500	1,387,500
2,700,000	911,250	1,215,000	1,417,500	1,498,500	1,498,500
2,900,000	978,750	1,305,000	1,522,500	1,609,500	1,609,500
3,100,000	1,046,250	1,395,000	1,627,500	1,720,500	1,720,500
3,300,000	1,113,750	1,485,000	1,732,500	1,831,500	1,831,500

The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 13. Pensions accrued under the Annuity Retirement Plan are funded through the Abbott Laboratories Annuity Retirement Trust, established on behalf of all participants in that plan. Pensions accrued under the nonqualified supplemental pension plan with present values exceeding $100,000 are funded through individual trusts established on behalf of the officers who participate in that plan. During 2002, the following amounts, less applicable tax withholdings, were deposited in such individual trusts established on behalf of the named officers: M. D. White, $906,076; R. A. Gonzalez, $266,761; W. G. Dempsey, $1,583,986; and T. C. Freyman, $71,677. As of December 31, 2002, the years of service credited under the Plan for the named officers were as follows: M. D. White - 18; J. M. Leiden - 2; R. A. Gonzalez - 22; W. G. Dempsey - 20; and T. C. Freyman - 23.

Key Employee Retention

Abbott has change in control arrangements with its management team, in the form of change in control agreements for Abbott officers and a change in control plan for other key management personnel. The agreements with the named officers are described below.

The agreements with the named officers continue in effect until December 31, 2005, and at the end of each year will automatically be extended through the third year thereafter unless Abbott notifies the officer that the agreement will not be extended. The agreements also automatically extend for two years following any change in control that occurs while they are in effect. The agreements provide that if the officer is terminated other than for specified reasons or if the officer elects to terminate employment under certain circumstances during a potential change in control or within two years following a change in control of Abbott, the officer is entitled to receive a lump sum payment equal to three times the officer's annual salary and bonus (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (both based on the highest of the actual bonus earned, the bonus assuming achievement of target performance, or the average bonus for the past three years). The officer will also receive up to three years of additional employee benefits (including the value of three more years of pension accruals), payment of a portion of any excise taxes and other related taxes and payments for which the officer is responsible as a result of the agreement, and reimbursement of certain legal, tax and audit fees. The agreements also limit the conduct for which awards under Abbott's stock incentive programs can be terminated and generally permit options to remain exercisable for the remainder of their term. Independent compensation consultants confirm that the level of payments provided under the agreements is consistent with current market practice.

Under the agreements, a "change in control" occurs on the earliest of the following dates:

•
The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or obtains voting control over, 20% or more of the outstanding common shares of Abbott.

•
The date on which Abbott (A) merges or consolidates with or into another corporation, or merges another corporation into Abbott, in which Abbott is not the continuing or surviving corporation or pursuant to which any common shares of Abbott are converted into cash, securities of another corporation, or other property, other than a merger or consolidation of Abbott in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation or its parent corporation immediately after the merger as immediately before, or (B) sells or otherwise disposes of substantially all of Abbott's assets.

•
The date on which there has been a change in a majority of the board of directors of Abbott within a 12-month period unless the nomination for election by Abbott's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

A potential change in control occurs if Abbott enters into an agreement that would result in a change in control, Abbott or anyone else publicly announces an intent to take or consider actions which would constitute a change in control, any person or group acquires beneficial ownership of 10% or more of Abbott's common shares, or Abbott's board adopts a resolution that a potential change in control exists.

Abbott's stock incentive programs provide that, as of the date of a change in control, all outstanding stock options and limited stock appreciation rights become fully exercisable and the terms and conditions of any outstanding restricted stock awards are deemed satisfied. The stock incentive programs use a definition of change in control that is generally similar to the definition used in the agreements, except that a change in control is triggered when an entity or person becomes the beneficial owner of, or obtains voting control over, 30% or more of the outstanding common shares of Abbott.

Performance Graph

The following graph compares the change in Abbott's cumulative total shareholder return on its common shares with the Standard and Poor's 500 Index and the Standard and Poor's 500 Health Care Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
200
150
100
50
DOLLARS
1997
1998
1999
2000
2001
2002
ASSUMING $100 INVESTED ON 12/31/97 WITH DIVIDENDS REINVESTED
S&P 500 INDEX
HEALTH CARE-500
ABBOTT LABORATORIES

Ratification of Independent Public Accountants (Item 2 on Proxy Card)

Abbott's bylaws provide that the audit committee shall appoint annually a firm of independent public accountants to serve as auditors. In October 2002, the audit committee appointed Deloitte & Touche LLP to act as auditors for 2003. Deloitte & Touche LLP has served as Abbott's auditors since 2002.

Although the audit committee has sole authority to appoint auditors, it would like to know the opinion of the shareholders regarding its appointment of Deloitte & Touche LLP as auditors for 2003. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as auditors for 2003, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Deloitte & Touche LLP.

The board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent public accountants for 2003.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Audit Fees

For 2002, Deloitte & Touche LLP and its affiliates billed or will bill Abbott an aggregate of $4.6 million for professional services rendered for the audit of Abbott's 2002 financial statements and the review of Abbott's financial statements included in Abbott's quarterly reports on Securities and Exchange Commission Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002. In addition, Abbott's former auditors, Arthur Andersen LLP and its affiliates, billed Abbott an aggregate of eighty-seven thousand dollars for professional services rendered for the review of Abbott's financial statements included in Abbott's quarterly report on Securities and Exchange Commission Form 10-Q for the quarter ended March 31, 2002.

Financial Information Systems Design and Implementation Fees

For 2002, neither Deloitte & Touche LLP nor any of its affiliates rendered any professional services for Abbott in connection with Financial Information Systems Design and Implementation.

All Other Fees

For 2002, Deloitte & Touche LLP and its affiliates billed Abbott an aggregate of $1.9 million for all other non-audit services performed for Abbott. Of this amount, $1.1 million related to international tax support.

Change of Independent Public Accountants in 2002

On March 15, 2002, Abbott's board of directors adopted the recommendation of its audit committee that Arthur Andersen LLP be dismissed as Abbott's auditors upon the later of: (i) the engagement of a new independent public accounting firm or (ii) the filing of Abbott's quarterly report on Securities and Exchange Commission Form 10-Q for the period ending March 31, 2002. On May 2, 2002, Abbott filed its quarterly report on Securities and Exchange Commission Form 10-Q for the period ending March 31, 2002 and dismissed Andersen as Abbott's auditors. Andersen's reports on Abbott's consolidated financial statements for each of the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2000 and 2001 and through May 2, 2002 there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on Abbott's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Report of the Audit Committee

Management is responsible for Abbott's internal controls and the financial reporting process. The independent auditors are responsible for performing an audit of Abbott's financial statements in accordance with generally accepted auditing standards and for expressing an opinion on those financial statements based on their audit. The audit committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with Abbott's management and its independent auditors.

The committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The committee has also considered whether the provision of the services described on page 17 under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in Abbott's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee

W. A. Reynolds, chair, R. S. Austin, D. A. L. Owen, B. Powell Jr., and J. R. Walter.

Section 16(a) Beneficial Ownership Reporting Compliance

Due to an administrative error, one report for Miles D. White reporting a charitable gift of Abbott stock was filed late.

Shareholder Proposal

An individual shareholder who owns approximately 240 shares of Abbott common stock has informed Abbott that he plans to introduce the following proposal at the meeting. Abbott will provide his name and address to any shareholder requesting such information.

The board of directors recommends that you vote AGAINST the proposal.

Shareholder Proposal on Executive Compensation (Item 3 on Proxy Card)

Shareholders request that the board of directors grant no bonuses, pay raises, stock options, restricted stock or any other additional benefits, other than salary, for the five highest compensated executive officers in any year in which Abbott or any of its 50% or more owned subsidiaries pay any fines to government agencies in excess of fifteen million dollars. This applies only to compensation agreements made in the future.

Proponent's Statement in Support of Shareholder Proposal

I believe that Abbott's management and board of directors should conduct our company's business in such a manner so we do not incur government fines. This resolution makes it clear to our management and directors, that operating in ways to incur government fines is unacceptable to shareholders. The following table lists the fine, or other charges and corresponding bonuses, options and restricted stock granted to the highest compensated executive.

Year	Government Action	Amount of Payment to Government	Bonus	Options Granted	Restricted Stock
1999	Consent Decree-with FDA	$100,000,000	$800,000	439,895	0
2001	Department of Justice Settlement with TAP	$437,500,000	$2,100,000	748,302	$2,089,000
2002	Continued Payment from 1999 Consent Decree	$129,000,000 includes related charges not paid to the government	Not known	Not known	Not Known

The compensation information is taken from page 13 of the Abbott Laboratories 2002 Proxy Statement. The 1999 Consent Decree information is taken from a November 2, 1999 United States Food and Drug Administration press release. The TAP settlement is from an October 3, 2001 US Department of Justice press release. Since TAP is a 50% owned joint venture, Abbott's share of the settlement is $437,500,000. The 2002 Consent Decree information is taken from a July 11, 2002 Abbott press release, answer to question number 15 and is pretax income. Abbott verbally informed me that the 2002 payment of $129,000,000 relates to the 1999 Consent Decree and includes related charges not paid to the government.

Board of Directors Statement in Opposition to Shareholder Proposal on Executive Compensation (Item 3 on Proxy Card)

As a health care company, Abbott operates in an increasingly complex, highly regulated environment in which regulatory standards and industry practices continue to evolve. Abbott's management is committed to ensuring regulatory and legal compliance worldwide, and to promoting the highest ethical standards in our business practices.

This spirit of ethical leadership is embodied in the company's management systems and programs. For example, Abbott's Code of Business Conduct provides guidelines to all employees on ethical and legal issues. Furthermore, Abbott's Office of Ethics and Compliance, established in 2000, makes available to employees a number of resources to enhance compliance, including an Ethics and Compliance Helpline, toll-free number available to all employees 24 hours a day, seven days a week; division level compliance staff; and extensive in-person as well as web-based training programs.

If legal or compliance issues do arise, management is charged with resolving them in the long-term interests of shareholders, patients and employees. In some circumstances, because of the uncertain legal environment, these interests are best served through settlement of disputes, regardless of fault. Such settlements minimize legal costs and risks of protracted litigation, as well as avoid disruption to the business.

Linking executive compensation to a single dimension such as settlement decisions is inappropriate. Abbott's total compensation program is competitive and performance driven, aligning compensation with the achievement of annual and long-term goals, and the company's values. Compensation decisions are based on multiple dimensions designed to ensure that management is furthering shareholder interests. Management's incentive compensation reflects these multiple dimensions.

The board of directors recommends that you vote AGAINST the proposal.

Other Matters

In 1999, shareholder derivative actions were filed against Abbott's then current directors and certain former directors relating to Abbott's alleged noncompliance with the United States Food and Drug Administration's Quality System Regulation at Abbott's Diagnostic Division facilities in Lake County, Illinois. In March 2001, the United States District Court for the Northern District of Illinois dismissed these complaints. The plaintiffs appealed to the United States Court of Appeals for the Seventh Circuit. Although in June 2002, the Seventh Circuit reversed the District Court's dismissal of the claims, in August the Seventh Circuit withdrew its opinion. It has not issued a new opinion. These derivative actions alleged the defendants breached their fiduciary duties by, among other things, allowing the alleged regulatory noncompliance and causing Abbott to pay $100 million to the federal government and withdraw certain medical diagnostic kits from the U.S. market. The plaintiffs requested unspecified monetary damages, including punitive and exemplary damages, to be paid to Abbott, reimbursement of their legal fees and costs, and various other forms of relief.

In 2001, shareholder derivative suits relating to the settlements reached by TAP Pharmaceutical Products Inc. with the United States Department of Justice and with each of the fifty states and the District of Columbia with respect to certain of TAP's marketing and pricing practices were filed in the Circuit Court of Cook County, Illinois against all of Abbott's current directors, with the exception of R. A. Gonzalez (who was not a director at the time of the settlements). TAP is a 50 percent owned joint venture of Abbott. These derivative actions allege that the defendants breached their fiduciary duties by failing to take action to prevent these marketing and pricing practices. The plaintiffs request a return of salaries, reimbursement of their legal fees and costs, and various other forms of relief.

As required by its articles of incorporation, Abbott has advanced defense costs on behalf of the present and former directors named in these suits.

Date for Receipt of Shareholder Proposals for the 2004 Annual Meeting Proxy Statement

Shareholder proposals for presentation at the 2004 Annual Meeting must be received by Abbott no later than November 12, 2003 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2004 meeting.

Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations and board affairs committee or the secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve.

A shareholder may directly nominate persons for director only by complying with the following procedure: the shareholder must submit the names of such persons in writing to the secretary of Abbott not earlier than October 1 nor later than the first business day of January prior to the date of the Annual Meeting. The nominations must be accompanied by a statement setting forth the name, age, business address, residence address, principal occupation, qualifications, and number of shares of Abbott owned by the nominee and the name, record address, and number of shares of Abbott owned by the shareholder making the nomination.

A shareholder may properly bring business before the Annual Meeting of Shareholders only by complying with the following procedure: the shareholder must submit to the secretary of Abbott, not earlier than October 1 nor later than the first business day of January prior to the date of the Annual Meeting, a written statement describing the business to be discussed, the reasons for conducting such business at the Annual Meeting, the name, record address, and number of shares of Abbott owned by the shareholder making the submission, and a description of any material interest of the shareholder in such business.

General

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form. Reservation forms must be received before April 18, 2003. An admission card admits no more than two people.

                          By order of the board of directors.

                          JOSE M. DE LASA
                           SECRETARY

EXHIBIT A

ABBOTT LABORATORIES AUDIT COMMITTEE CHARTER

     1.  Purpose.  The Audit Committee of the Board of Directors shall assist the Board in fulfilling its oversight responsibility with respect to:

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  Abbott's accounting and financial reporting practices and the audit process,

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  the quality and integrity of Abbott's financial statements,

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  the independent auditors' qualifications, independence, and performance,

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  the performance of Abbott's internal audit function and internal auditors, and

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  those legal and regulatory requirements that affect the other areas for which the Audit Committee has oversight responsibility;

and shall prepare the report required by the rules of the Securities and Exchange Commission to be included in Abbott's annual proxy statement.

    2.  Organization.  The Audit Committee shall be composed of at least three (3) directors. Each member must satisfy the independence and financial literacy requirements of the New York Stock Exchange, Section 10A of the Securities Exchange Act of 1934, as amended, the rules under Section 10A, and this charter. At least one member of the Audit Committee shall have accounting or related financial management expertise. Director's fees are the only compensation an Audit Committee member may receive from Abbott. No member of the Audit Committee may serve simultaneously on the audit committee of more than three public companies.

    3.  Authority and Responsibilities.  The Audit Committee is directly responsible for the appointment, termination, compensation, and oversight of the work of Abbott's independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. It shall report regularly to the Board.

Abbott's independent auditors shall report directly to the Audit Committee. Abbott's internal auditors shall be ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall preapprove all audit and non-audit services provided to Abbott by the independent auditors and the fees for those services.

The Audit Committee may, to the extent it deems necessary or appropriate, conduct or authorize investigations into any matter within the scope of its authority and may retain legal counsel, accountants and others to assist it in the conduct of its responsibilities, including investigations. The Audit Committee may consult with management and may delegate any of its responsibilities and duties to one or more members of the Audit Committee, except to the extent such delegation would be inconsistent with the requirements of the Securities Exchange Act of 1934, as amended, or the listing rules of the New York Stock Exchange.

The Audit Committee shall:

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  Prepare the report required by the rules of the Securities and Exchange Commission to be included in Abbott's annual proxy statement.

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  Meet separately, periodically, with Abbott's independent auditors, with Abbott's management and with Abbott's internal auditors.

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  At least annually, evaluate the qualifications, performance, and independence of Abbott's independent auditors and appoint a firm of independent public accountants to act as Abbott's independent auditors. This evaluation shall include the review and evaluation of the lead partner of Abbott's independent auditors and take into account the opinions of Abbott's management and internal auditors. In connection with this evaluation and appointment, the Audit Committee shall obtain and review a report by Abbott's then current independent auditors describing:

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  the independent auditors' internal quality-control procedures;

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  any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

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  all relationships between the independent auditors and Abbott.

A-1

            The Audit Committee shall discuss with the independent auditors any relationships disclosed in that report and shall, if necessary, take appropriate action to ensure the auditors' independence.

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  Assure Abbott's rotation policy for the partners and employees of its independent auditors complies with the requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission. The Audit Committee shall also consider the regular rotation of Abbott's independent auditors and report its conclusions to the Board.

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  Review and discuss with management and the independent auditors,

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  the annual audited financial statements and quarterly financial statements, including Abbott's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations (that is, under the section captioned "Financial Review") and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, before their initial incorporation into Abbott's filings with the Securities and Exchange Commission;

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  the scope, procedures and fees for the proposed audit for the current year and, at its conclusion, review that audit including any comments or recommendations by the independent auditors;

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  earnings releases, as well as financial information and earnings guidance (generally, or on a case by case basis) provided to analysts and rating agencies; and

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  the responsibilities, budget and staffing of Abbott's internal audit function.

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  Review and discuss with Abbott's independent auditors,

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  any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditors' activities or on access to requested information and management's response, and any significant disagreements with management,

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  any report by the independent auditors required by Section 10A of the Securities Exchange Act of 1934, as amended, including any report related to critical accounting policies and practices to be used in connection with the audit of Abbott, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of those alternative disclosures and treatments, and the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, and

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  any information obtained from the independent auditors with respect to illegal acts in accordance with Section 10A.

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  Review and discuss with Abbott's internal auditors the internal audit function, the department's authority and responsibilities, budget, staffing, independence, and reporting obligations, the proposed audit plan for the coming year, the coordination of that proposed audit plan with Abbott's independent auditors, the results of the internal audit and a specific review of any significant issues.

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  Review and discuss with management Abbott's major financial risk exposures and the steps management has taken to monitor and control those exposures, including Abbott's risk assessment and risk management policies.

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  Adopt guidelines governing the hiring of employees or former employees of the independent auditors who were engaged on Abbott's account.

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  Establish procedures for

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  the receipt, retention and treatment of complaints received by Abbott regarding accounting, internal accounting controls or auditing matters, and

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  the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

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  Review any disclosures made to the Audit Committee by Abbott's chief executive officer or chief financial officer relating to their certification obligations under the Rule 13(a)-14 of the Securities Exchange Act of 1934, as amended.

A-2

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  Review with the independent auditors, internal auditors and financial management, the adequacy, effectiveness and quality of the Corporation's accounting and financial reporting principles, policies, procedures and controls, and elicit from such group any recommendations for improvements.

    4.  Annual Performance Evaluation.  The Audit Committee shall review and assess the adequacy of its charter annually and recommend any proposed changes to the Board for approval. It also shall conduct an annual evaluation of the Audit Committee's performance, including a review of:

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  major issues regarding accounting principles and financial statement presentations, including significant changes in Abbott's selection or application of accounting principles and major issues as to the adequacy of Abbott's internal controls and any special audit steps adopted in light of material control deficiencies,

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  analyses prepared by management or Abbott's independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements,

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  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on Abbott's financial statements, and

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  earnings press releases (paying particular attention to any use of "pro-forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

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Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Notice of Annual Meeting
of Shareholders
and Proxy Statement

Meeting Date
April 25, 2003

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Reservation Form for Annual Meeting

I am a shareholder of Abbott Laboratories and plan to attend the Annual
Meeting to be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake
County, Illinois at 9:00 a.m. on Friday, April 25, 2003.

Please send me an admission card.

Name

Please Print Name of Shareholder
Name

Please Print Name of Guest
Address

City	State	Zip Code

Area code and phone number

If you plan to attend the meeting, please complete and return the Reservation Form directly to Abbott Laboratories, Annual Meeting Ticket Requests, D-32L AP6D,
100 Abbott Park Road, Abbott Park, Illinois 60064-6049. Due to space limitations, Reservation Forms must be received before April 18, 2003. An admission card admits no more than two people.
To avoid a delay in the receipt of your admission card, do not return this form with your proxy card or mail it in the enclosed business envelope.

PROXY

ABBOTT LABORATORIES

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 11, 2003, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 25, 2003, at the corporation's headquarters, and hereby appoints MILES D. WHITE and JOSE M. DE LASA, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof.

        If the undersigned is a participant in the Abbott Laboratories Stock Retirement Plan, then this card also instructs the plan's co-trustees to vote as specified at the 2003 Annual Meeting of Shareholders, and any adjournments thereof, all shares of Abbott Laboratories held in the undersigned's plan account upon the matters indicated and in their discretion upon such other matters as may properly come before the meeting.

        INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2 and AGAINST Item 3.

SEE REVERSE SIDE	(Important - Please sign and date on other side.)	SEE REVERSE SIDE

ABBOTT LABORATORIES

Your vote is important. Please vote immediately.

Vote-by-Internet		OR	Vote-by-Telephone
1.	Read the accompanying Proxy Statement and Proxy Card.		1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Log on to the Internet and go to http://www.eproxyvote.com/abt		2.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.
3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.		3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4.	Follow the instructions provided.		4.	Follow the recorded instructions.

Your vote is important! Go to http://www.eproxyvote.com/abt by 11:59 p.m. 4/24/03			Your vote is important! Call 1-877-PRX-VOTE by 11:59 p.m. 4/24/03

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

☒	Please mark your votes as in this example.
The Board of Directors recommends that you vote FOR Items 1 and 2.
1.	Election of 13 Directors.						FOR	AGAINST	ABSTAIN
	Nominees: (01) R.S. Austin, (02) H.L. Fuller, (03) R.A. Gonzalez, (04) J.M. Greenberg, (05) J.M. Leiden, (06) D.A.L. Owen, (07) B. Powell Jr., (08) A.B. Rand, (09) W.A. Reynolds, (10) R.S. Roberts, (11) W.D. Smithburg, (12) J.R. Walter, and (13) M.D. White.				2.	Ratification of Deloitte & Touche LLP as auditors.	☐	☐	☐
		FOR ☐	WITHHELD ☐
The Board of Directors recommends that you vote AGAINST Item 3.
	☐			MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐
FOR, except vote withheld from the above nominee(s).
							FOR	AGAINST	ABSTAIN
					3.	Shareholder Proposal - Executive Compensation	☐	☐	☐

Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing.
Signature:	Date:	Signature:	(If held jointly)	Date:

QuickLinks

Information about the Annual Meeting
Information Concerning Security Ownership
Information Concerning Nominees for Directors (Item 1 on Proxy Card)
Nominees for Election as Directors
Committees of the Board of Directors
Compensation of Directors
Security Ownership of Executive Officers and Directors
Executive Compensation
Ratification of Independent Public Accountants (Item 2 on Proxy Card)
Change of Independent Public Accountants in 2002
Report of the Audit Committee
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposal
Shareholder Proposal on Executive Compensation (Item 3 on Proxy Card)
Proponent's Statement in Support of Shareholder Proposal
Board of Directors Statement in Opposition to Shareholder Proposal on Executive Compensation (Item 3 on Proxy Card)
Other Matters
Date for Receipt of Shareholder Proposals for the 2004 Annual Meeting Proxy Statement
Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting
General
ABBOTT LABORATORIES AUDIT COMMITTEE CHARTER